Exhibit 10.5

LEASE FOR OFFICE SPACE

POTOMAC TOWER

BETWEEN

BFP POTOMAC TOWER CO. LLC
(LANDLORD)

AND

MCG CAPITAL CORPORATION
(TENANT)

February 28, 2014

POTOMAC TOWER
DEED OF LEASE
FOR
OFFICE SPACE
TABLE OF CONTENTS
ARTICLE    PAGE

1.    DEFINITIONS    1
2.    TERM    4
3.    AS-IS CONDITION – TENANT’S WORK    4
4.    RENT    4
5.    ADDITIONAL RENT    5
6.    USE    5
7.    CARE OF PREMISES    5
8.    ALTERATIONS BY TENANT    6
9.    EQUIPMENT    6
10.    OWNERSHIP AND REMOVAL OF PROPERTY    7
11.    LANDLORD'S ACCESS TO PREMISES    7
12.    SERVICES AND UTILITIES    8
13.    RULES AND REGULATIONS    9
14.    REPAIR OF DAMAGE CAUSED BY TENANT: INDEMNIFICATION    9
15.    LIMITATION ON LANDLORD LIABILITY    10
16.    CASUALTY    10
17.    TENANT INSURANCE    12
18.    CONDEMNATION    13
19.    DEFAULT    14
20.    NO WAIVER    16
21.    HOLDING OVER    16
22.    SUBORDINATION    17
23.    ASSIGNMENT AND SUBLETTING    17
24.    TRANSFER BY LANDLORD    19
25.    INABILITY TO PERFORM    19
26.    ESTOPPEL CERTIFICATES    19
27.    COVENANT OF QUIET ENJOYMENT    19
28.    WAIVER OF JURY TRIAL    19
29.    BROKERS    19
30.    CERTAIN RIGHTS RESERVED BY LANDLORD    19
31.    NOTICES    20
32.    MISCELLANEOUS PROVISIONS    21
A.    Benefit and Burden    21
B.    Governing Law    21
C.    No Partnership    21
D.    Delegation by Landlord    21
E.    Tenant Responsibility for Agents    21
F.    Invalidity of Particular Provisions    21
G.    Counterparts    21
H.    Entire Agreement    21
I.    Amendments    21
J.    Mortgagee's Performance    21
K.    Limitation on Interest    21
L.    Remedies Cumulative    21
M.    Annual Financial Statements    22
N.    REIT Qualification    22
O.    Reasonableness Standard    22
P.    OFAC Provisions    22
33.    LENDER APPROVAL    23
34.    PARKING    23
35.    SECURITY DEPOSIT    23
36.    HAZARDOUS MATERIALS    23
37.    RELOCATION OF TENANT    24
38.    NO RECORDATION    24
39.    OPTION TO RENEW    24

Exhibit A - Premises Plan

Exhibit A-1 – Surrender Space
Exhibit B - Declaration of Acceptance
Exhibit C – Cleaning Specifications
Exhibit D - Rules and Regulations
Exhibit E - Parking

POTOMAC TOWER
DEED OF LEASE

THIS DEED OF LEASE (the "Lease") is made and entered into this 28th day of February, 2014, by and between BFP POTOMAC TOWER CO. LLC, a Delaware limited liability company ("Landlord"), and MCG CAPITAL CORPORATION, a Delaware corporation ("Tenant").
In consideration of the Rent hereinafter reserved and the agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:

1.    DEFINITIONS.
Except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meanings assigned to them in this Section:
A.    Alterations: Any improvements, alterations, fixed decorations or modifications, structural or otherwise, to the Premises, the Building or the Land, as defined below, including but not limited to the installation or modification of carpeting, partitions, counters, doors, air conditioning ducts, plumbing, piping, lighting fixtures, wiring, hardware, locks, ceilings and window and wall coverings. Notwithstanding the foregoing, Alterations shall not include Tenant’s Personal Property (defined herein).
B.    Base Year: N/A.
C.    Building: The building located at 1001 19th Street North in Arlington, Virginia, in which the Premises are located. Except as expressly indicated otherwise, the term "Building" shall include all portions of said building, including but not limited to the Premises, the Common Areas and the garage.
D.    Common Areas: Those areas of the Building and/or Land, as the case may be, made available by Landlord for use by Tenant in common with the Landlord, other tenants of the Building and the employees, agents and invitees of Landlord and of such other tenants.
E.    Default Rate: That rate of interest which is three (3) percentage points above the annual rate of interest which is publicly announced by Bank of America or its successor entity, if applicable ("Bank of America"), from time to time as its "prime" rate of interest, irrespective of whether such rate is the lowest rate of interest charged by Bank of America to commercial borrowers. In the event that Bank of America ceases to announce such a prime rate of interest, Landlord, in Landlord's reasonable discretion, shall designate the prime rate of interest by another bank located in the Washington, D.C. metropolitan area, which shall be the prime rate of interest used to calculate the default rate.
F.    Fiscal Year: Each consecutive twelve (12) month period during the Term of this Lease that commences on January 1 and concludes on December 31 inclusive.
G.    Ground Leases: All ground and other underlying leases from which Landlord's title to the Land and/or the Building is or may in the future be derived. "Ground Lessors" shall denote those persons and entities holding such ground or underlying leases.
H.    Holidays: New Year's Day, Presidents' Day, Martin Luther King, Jr.'s Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, Christmas Day, any other holidays designated by an executive order of the President of the United States or by Act of Congress or any other day on which the United States Office of Management and Budget has declared federal government offices to be generally closed in the Washington, D.C. metropolitan area.
I.    Land: The real estate that supports the Building, and all associated easements.
J.    Laws: All laws, ordinances, rules, orders and regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental, public or quasi-public authority.

K.    Landlord’s Work: All work to be performed by Landlord pursuant to Section 3 of this Lease.
L.    Lease Commencement Date: The date this Lease commences, as determined pursuant to Subsection 2.A. below.
M.    Lease Year: That period of twelve (12) consecutive calendar months that commences on (i) the Rent Commencement Date if the Rent Commencement Date occurs on the first day of the month, or (ii) the first day of the calendar month following the Rent Commencement Date if the Rent Commencement Date does not occur on the first day of the month, and each consecutive twelve (12) month period thereafter.  The earliest such twelve (12) month period shall be referred to as the "first Lease Year," and each of the following Lease Years shall similarly be numbered for identification purposes.   The “first Lease Year” shall also include the period of time beginning on the Lease Commencement Date and ending on the day immediately preceding the Rent Commencement Date.
N.    Mortgages: All mortgages, deeds of trust and similar security instruments which may now or in the future encumber or otherwise affect the Building or the Land, including mortgages related to both construction and permanent financing. "Mortgagees" shall denote those persons and entities holding such mortgages, deeds of trust and similar security instruments.
O.    Operating Expenses: All costs and expenses incurred by Landlord during any Fiscal Year, as defined in Subsection 1.F. above, in managing, operating and maintaining the Building and the Land, as determined by Landlord in accordance with an accounting system established and regularly applied by Landlord. Such costs and expenses shall include, but not be limited to, the cost of water, gas, sanitary sewer, storm sewer, electricity (with respect only to the Common Areas of the Building, it being understood that Tenant shall pay all sub-metered charges for electricity consumed in the Premises directly to Landlord in accordance with the terms of Section 12.F. hereof) and other utilities, trash removal, telephone services, insurance, janitorial and char services and supplies, security services, labor costs (including social security taxes and contributions and fringe benefits), charges under maintenance and service contracts (including but not limited to chillers, boilers, elevators, window and security services), central heating and air conditioning, management fees, business taxes, license fees, public space and vault rentals and charges, costs, charges and other assessments made by or for any entity operating a business improvement district in which the Building is located, condominium fees, assessments, dues, expenses, the rental value of any management office, and other charges which are paid by Landlord as a result of the Building, the Land or part or all of both being part of a condominium, and the cost of any equipment or services provided by Landlord in connection with the servicing, operation, maintenance, repair and protection of the Building and the Land and related exterior appurtenances (whether or not provided on the Lease Commencement Date). Operating Expenses shall include the cost of capital improvements made by Landlord to manage, operate or maintain the Building, together with any financing charges incurred in connection therewith, provided that such costs shall be amortized over the useful life of the improvements and only the portion attributable to the Fiscal Year shall be included in Operating Expenses for the Fiscal Year, except that no portion thereof which is attributable to any capital improvement which is completed at any time prior to the expiration of the Base Year shall be included in Operating Expenses for any Fiscal Year (including, but not limited to, the Base Year). Operating Expenses shall not include: (i) Real Estate Tax Expenses, (ii) payments of principal and interest on any Mortgages, (iii) leasing commissions, or (iv) costs of preparing, improving or altering any space in preparation for occupancy of any new or renewal tenant. In the event that, during any Fiscal Year or portion thereof during the Term, Landlord shall furnish any utility or service which is included in the definition of Operating Expenses to less than one hundred percent (100%) of the rentable area of the Building because (i) less than all of the rentable area of the Building is occupied, (ii) any such utility or service is not desired or required by any tenant, or (iii) any tenant is itself obtaining or providing any such utility or service, then the Operating Expenses for such Fiscal Year shall be increased to equal the total expenses that Landlord reasonably estimates it would have incurred if Landlord had provided all such utilities and services to one hundred percent (100%) of the rentable area of the Building for the entire Fiscal Year. For example, if the average occupancy rate of the Building during a Fiscal Year is eighty percent (80%), the janitorial contractor's charges are $1.00 per occupied rentable square foot per year, and the Building contains one hundred thousand (100,000) rentable square feet of space, then it would be reasonable for Landlord to estimate that, if the Building had been one hundred percent (100%) occupied during the entire Fiscal Year, janitorial charges for such Fiscal Year would have been One Hundred Thousand Dollars ($100,000) and to compute the Operating Expenses for such Fiscal Year accordingly. In no event shall the provisions of this paragraph be used to enable Landlord to collect from the tenants of the Building more than one hundred percent (100%) of the costs and expenses incurred by Landlord in managing, operating and maintaining the Building and the Land.
P.    Premises: Thirteen Thousand Six Hundred Eighty-Four (13,684) square feet of rentable area on the tenth (10th) floor of the Building, known as Suite 1001, as shown on the floor plan attached hereto as Exhibit A. However, the area and plan of the Premises may change in the event of the exercise of any option to expand or contract the Premises set forth in this Lease. The rentable area of the Premises has been determined in accordance with the 1996 BOMA (ANSI 265.1-1996) calculation methodology (the "BOMA Standard Method of Measurement"). Landlord shall have the option  to have the rentable floor area of the Premises remeasured by Landlord's architect in the manner provided for in either the BOMA Standard Method of Measurement or Landlord's then-current standard method of measurement in the event the Premises either expands or contracts. Upon such remeasurement by the Landlord's architect, Landlord shall give Tenant written notice of the rentable floor area so determined, in which event the rentable floor area as thus remeasured shall be deemed to be the rentable floor area of the Premises for all purposes of this Lease. Tenant hereby acknowledges and agrees that Landlord may need to reconfigure the existing tenth (10th) floor Common Area corridor to provide access to the Building’s fitness center which may be located on the tenth (10th) floor of the Building (“Corridor Work”).  If such reconfiguration is required, Tenant hereby agrees that certain portions of the Premises (as shown on Exhibit A-1 attached hereto, the “Surrender Space”) may be impacted by the Corridor Work and Tenant hereby agrees to surrender all or a portion of the Surrender Space in order to accommodate the Corridor Work.   Following the surrender of the Surrender Space, Landlord and Tenant shall enter into an amendment to this Lease to reflect such new Premises size and Tenant’s obligations under this Lease (i.e. Tenant’s Rent obligations) shall be adjusted proportionately to reflect such reconfiguration. Landlord agrees to use commercially reasonable efforts to minimize any disruption to Tenant’s use and occupancy of the Premises as a result of the Corridor Work, including, without limitation, performing all noisy Corridor Work after Tenant’s normal business hours (weekdays from 8:00 AM to 7:00 PM EST); providing Tenant with at least twenty-four (24) hours’ notice prior to accessing the Premises in connection with the Corridor Work and specifying the anticipated duration of such access; providing Tenant with written notice at least one (1) week in advance of any electrical, HVAC or other utility outages to the Premises which may be required in connection with the Corridor Work and specifying the anticipated duration of such outage(s); and configuring the corridor to minimize the size of the Surrender Space and its adverse impact on Tenant’s operations within the Premises.
Q.    Premises' Standard Electrical Capacity: The electrical capacity sufficient to support Tenant's balanced consumption of five (5) watts per square foot of rentable area.
R.    Real Estate Tax Expenses: All taxes and assessments, general or special, ordinary or extraordinary, and foreseen or unforeseen, that are assessed, levied or imposed upon the Building and/or the Land, under any current or future taxation or assessment system or modification of, or supplement or substitute for, such system, whether or not based on or measured by the receipts or revenues from the Building or the Land (including all taxes and assessments for public improvements or any other purpose and any gross receipts or similar taxes). Real Estate Tax Expenses also shall include all reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any such taxes, rates or assessments, including but not limited to legal fees, but shall not include any taxes on Tenant's Personal Property or other tenants' personal property, which taxes are the sole obligation of each tenant.
S.    Rent: All Base Rent and Additional Rent.
    (1)    Base Rent: The amount payable by Tenant pursuant to Subsection 4.A. below.
(2)    Additional Rent: All sums of money payable by Tenant pursuant to this Lease other than Base Rent.
(3)    Monthly Rent: A monthly installment of Base Rent and Additional Rent, if any, which shall equal one-twelfth (1/12th) of Base Rent and Additional Rent then in effect.
T.    Tenant's Personal Property: All equipment, improvements, furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant or with Tenant's permission (other than any property of Landlord), with respect to which Tenant has not been granted any credit or allowance by Landlord, and which: (i) is removable without damage to the Premises, the Building and the Land, and (ii) is not a replacement of any property of Landlord, whether such replacement is made at Tenant's expense or otherwise.

U.    Unavoidable Delay: Any delays due to strikes, labor disputes, shortages of material, labor or energy, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or any other causes beyond the control of Landlord.

2.    TERM.
A.    Term of Lease: The term of this Lease (the "Term") shall commence on a date (the "Lease Commencement Date"), as defined below, and shall terminate at midnight on December 31, 2015, or such earlier date on which this Lease is terminated pursuant to the provisions hereof (the "Lease Expiration Date"). The Lease Commencement Date shall be December 1, 2014. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord for the Term.

B.    Declarations: If requested by Landlord at any time during the Term, Tenant promptly will execute a declaration in the form attached hereto as Exhibit B.
C.    Effective Date: The rights and obligations set forth in this Lease, except for the obligation to pay Rent and as otherwise specifically provided herein to the contrary, shall become effective on the date of final execution of this Lease.

3.    AS-IS CONDITION – LANDLORD’S WORK    .
Tenant acknowledges that Tenant has been in occupancy of the Premises, and Tenant accepts the Premises in its "as-is" condition as of the Lease Commencement Date. Landlord shall have no obligation to make any improvements or alterations to the Premises.
Notwithstanding the foregoing, Landlord shall at Landlord’s sole cost and expense, in Landlord Building standard manner, using Building standard materials, perform the following work on the Building tenth (10th) floor Common Areas: (i) replace the carpet in the lobby and in corridors and (ii) renovate the restrooms using commercially reasonable efforts to perform such renovation no later than December 31, 2014 but in no event later than March 31, 2015 (“Landlord’s Work”).

4.    RENT    .
From and after February 1, 2015 (the “Rent Commencement Date”), Tenant shall pay to Landlord such Base Rent and Additional Rent as are set forth in this Section 4 and in Section 5 below.
A.    Base Rent: Base Rent shall equal the following:

Period	Base Rent Per Square Foot Per Annum	Base Rent Per Annum	Monthly Base Rent
2/1/2015 – 12/31/2015	$50.00	$684,200.00*	$57,016.67

*Said amount to be prorated for the partial year.

Tenant shall pay Base Rent to Landlord in equal monthly installments ("Monthly Base Rent") in advance by the first day of each calendar month during the Term, without notice, except that the first monthly installment of Base Rent shall be paid upon execution of this Lease. Notwithstanding the foregoing, Landlord shall grant to Tenant a “rent credit” with respect to the first installment of Monthly Base Rent in the amount of Fifty-Two Thousand Sixteen and 67/100 Dollars ($52,016.67) so that Tenant’s first installment of Monthly Base Rent shall be reduced to Five Thousand and 00/100 ($5,000.00).
B.    Payment: All Base Rent and Additional Rent due and payable to Landlord under this Lease shall be made payable to BFP Potomac Tower Co. LLC and delivered to (a) if sent via United States Mail: BFP Potomac Tower Co LLC, P. O. Box 674317, Dallas, Texas 75267-4317, or (b) if sent via overnight mail: BBVA Compass, Attn: Lockbox Client: BFP Potomac Tower Co LLC # 674317, 4400 Amon Carter Blvd., Suite 110, Fort Worth Texas, 76155, provided, however, that at Landlord's sole option, following at least thirty (30) days written notice to Tenant, Tenant shall thereafter make all payments of Base Rent and Additional Rent due and payable to Landlord under this Lease by means of electronic transfers of funds from Tenant's financial institution to Landlord's designated financial institution. All electronic payments to Landlord shall be paid to the following account: Beneficiary: BFP Potomac Tower Co LLC, Beneficiary

Bank: BBVA Compass, Bank Address: 701 South 32nd Street, Birmingham, Alabama 35233, ABA #: 062001186, Account # 2534614201. Payments of Rent (other than in cash), if initially dishonored, shall not be considered rendered until ultimately honored as cash by Landlord's depository. Except as expressly set forth otherwise in this Lease, Tenant will pay all Rent to Landlord without demand, deduction, set-off or counter-claim.
C.    Late Fee: If Tenant fails to make any payment of Rent on or before the date when payment is due, then Tenant also shall pay to Landlord a late fee equal to four percent (4%) of the amount that is past due for each month or part thereof until such Rent is fully paid. Said late fee shall be deemed reimbursement to Landlord for its costs of carrying and processing Tenant's delinquent account. Acceptance by Landlord of said late fee shall not waive or release any other rights or remedies to which Landlord may be entitled on account of such late payment.
D.    Arbitration: Any statement provided to Tenant by Landlord pursuant to Section 5 below shall be conclusive and binding upon Tenant unless, within thirty (30) days after receipt thereof, Tenant notifies Landlord of the respects in which the statement is claimed to be incorrect. Unless otherwise mutually agreed, any such dispute shall be determined by arbitration in the jurisdiction in which the Premises are located, in accordance with the then current commercial rules of the American Arbitration Association. The costs of the arbitration shall be divided equally between Landlord and Tenant, except that each party shall bear the cost of its own legal fees, unless (i) the arbitration results in a determination that Landlord's statement contained a discrepancy of less than five percent (5%) in Landlord's favor, in which event Tenant shall bear all costs incurred in connection with such arbitration, including, without limitation, reasonable legal fees, or (ii) the arbitration results in a determination that Landlord's statement contained a discrepancy of five percent (5%) or more in Landlord's favor, in which event Landlord shall bear all costs incurred in connection with such arbitration, including, without limitation, reasonable legal fees. Pending determination of any dispute, Tenant shall pay all amounts due pursuant to the disputed statement, but such payments shall be without prejudice to Tenant's position. Upon at least fifteen (15) days notice to Landlord, and provided Tenant is not in default under this Lease, Tenant shall have reasonable access during normal business hours and at Tenant's expense, to appropriate books and records of Landlord relating to the amount of expenses covered by the disputed statement, for the purpose of verifying the statement. Any such review shall be made only by Tenant's employees and/or by an auditor hired by Tenant who is a Certified Public Accountant and who is employed on other than a contingent fee basis. Before commencing any review of Landlord's books and records, Tenant must execute Landlord’s standard form of nondisclosure agreement in which Tenant agrees to keep confidential and not to disclose to any other person Landlord's books and records that are the subject of the review, or the substance of any negotiation or settlement of any dispute that may arise from the review.

5.    ADDITIONAL RENT.
Notwithstanding anything to the contrary provided herein, Base Rent shall include, and Tenant shall not be separately responsible for, Tenant’s share of Operating Expenses and Real Estate Taxes.

6.    USE.
A.    Permitted Use: Tenant shall use and occupy the Premises solely for office use and administrative activities directly related thereto and for no other purpose.
B.    Legal and Other Restrictions of Tenant's Use: In its use of the Premises, Tenant shall comply with all Laws of all public and quasi-public agencies having jurisdiction over the Land or the Building. Tenant shall not use the Land, the Building or use or occupy the Premises for any unlawful, disorderly or hazardous purposes or in a manner which will interfere with the rights of Landlord, other tenants or their invitees or in any way injure or unreasonably annoy any of them.

7.    CARE OF PREMISES.
Tenant shall at its expense keep the Premises (including all improvements, fixtures and other property located therein) neat and clean, and otherwise in the condition as of the Lease Commencement Date, ordinary wear and tear and damage by casualty (to the extent Tenant has fulfilled its insurance obligations hereunder) and condemnation excepted. Tenant shall surrender the Premises at the end of the Term in as good order and condition as they were in on the Lease Commencement

Date, ordinary wear and tear and damage by casualty (to the extent Tenant has fulfilled its insurance obligations hereunder) and condemnation excepted.

8.    ALTERATIONS BY TENANT.

A.    Making of Alterations; Landlord's Consent: Tenant shall not make or permit to be made any Alterations without the prior written consent of Landlord both as to whether the Alterations may be made and as to how and when they will be made. Any Alterations shall be made at Tenant's expense, by its contractors and subcontractors and in accordance with complete plans and specifications approved in advance in writing by Landlord, and only after Tenant: (i) has obtained all necessary permits from governmental authorities having jurisdiction and has furnished copies thereof to Landlord, (ii) has submitted to Landlord an architect's certificate that the Alterations will conform to all applicable Laws, and (iii) has complied with all other requirements reasonably imposed by Landlord, including without limitation any requirements due to the underwriting guidelines of Landlord's insurance carriers. Throughout the performance of Alterations, Tenant shall carry worker’s compensation insurance in statutory limits, “all risk” Builders Risk coverage and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building or Land, under which Landlord and its agent and any Ground Lessor and Mortgagee whose name and address have been furnished to Tenant shall be named as additional insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations. Landlord's consent to any Alterations and approval of any plans and specifications constitutes approval of no more than the concept of these Alterations and not a representation or warranty with respect to the quality or functioning of such Alterations, plans and specifications. Tenant shall be and is solely responsible for the Alterations and for the proper integration thereof with the Building, the Building's systems and existing conditions. Landlord shall have the right, but not the obligation, to supervise the making of any Alterations. If any Alterations are made without the prior written consent of Landlord, or which do not conform to plans and specifications approved by Landlord or to other conditions imposed by Landlord pursuant to this Section, Landlord may, in its sole discretion, correct or remove such Alterations at Tenant's expense. Following completion of any Alterations, at Landlord's request, Tenant shall, at Tenant’s cost, provide Landlord’s property manager with an electronic file of the final architectural drawings in either AutoCAD (version 2000 or later) or DXF format. If Tenant fails to provide Landlord with said architectural drawings, Tenant shall reimburse Landlord for any expense incurred by Landlord in causing the Building plans to be modified to reflect the Alterations. Notwithstanding the foregoing, the consent of Landlord shall not be required for (a) painting or carpeting of the Premises, or (b) Alterations costing less than One Hundred Thousand Dollars ($100,000.00) in the aggregate which do not (i) require a permit, or (ii) affect any of the base building systems or any of the structural components of the Building (“Cosmetic Alterations”); further provided, that Tenant shall give Landlord at least ten (10) days’ prior written notice of any such Cosmetic Alterations and Tenant shall observe all reasonable rules and regulations promulgated by Landlord with respect to the performance of such Cosmetic Alterations. Landlord shall use commercially reasonable efforts to respond to Tenant’s request to approve any Alterations within ten (10) business days of Landlord’s receipt of the information required in this Section 8. If Landlord has not provided comments or approved Tenant’s request for any Alterations within said ten (10) business day period, Tenant may send Landlord another notice requesting Landlord’s approval of said Alterations and if Landlord does not respond within five (5) business days of such second notice, such Alterations shall be deemed approved.
B.    No Liens: Tenant shall take all necessary steps to ensure that no mechanic's or materialmen's liens are filed against the Premises, the Building or the Land as a result of any Alterations made by the Tenant. If any mechanic's lien is filed, Tenant shall discharge the lien within ten (10) days thereafter, at Tenant's expense, by paying off or bonding the lien.

9.    EQUIPMENT.
A.    Permitted Equipment: Tenant shall not install or operate in the Premises any equipment or other machinery that, in the aggregate, will cause Tenant to use more than the Premises' Standard Electrical Capacity, without: (i) obtaining the prior written consent of Landlord, who may condition its consent upon the payment by Tenant of Additional Rent for additional consumption of utilities, additional wiring or other expenses resulting therefrom, (ii) securing all necessary permits from governmental authorities and utility companies and furnishing copies thereof to Landlord, and (iii) complying with all other requirements reasonably imposed by Landlord. Landlord hereby confirms that, as of the date of this Lease, Tenant’s current electricity usage within the Premises does not exceed the Premises’ Standard Electrical Capacity. Prior to the Lease Commencement Date and during the Term, Tenant shall allow Landlord’s engineer to survey the Premises to determine whether Tenant is utilizing equipment which operates on more than one hundred twenty (120) volts. Any access for such survey shall be conducted in accordance with Section 11 herein. Tenant shall not install any equipment or machinery which may necessitate any changes, replacements or additions to or material changes in the use of water, heating, plumbing, air conditioning or electrical systems of the Building without obtaining the prior written consent of Landlord, who may withhold its consent in its absolute discretion.
B.    Payment For Excess Utility Usage: [INTENTIONALLY OMITTED]
C.    Noise; Vibration; Floor Load: Business machines and equipment belonging to Tenant, which cause noise or vibration that may be transmitted to any part of the Building to such a degree as to be reasonably objectionable to Landlord or to any tenant of the Building, shall be installed and maintained by Tenant at Tenant's expense on devices that eliminate the noise and vibration. Tenant shall not place any load upon the floor of the Premises which exceeds the per square foot load the floor was designed to carry (eighty (80) pounds per square foot for live loads and twenty (20) pounds per square foot for dead loads).

10.    OWNERSHIP AND REMOVAL OF PROPERTY.
A.    Landlord's Property: Any Alterations installed or located in the Premises, the Building or the Land by or on behalf of Landlord or Tenant, except for Tenant's Personal Property: (i) shall immediately become the property of Landlord, and (ii) shall be surrendered to Landlord with the Premises as a part thereof at the end of the Term; provided, however, that if Landlord requests Tenant to remove any Alterations installed by or on behalf of Tenant, Tenant shall cause the same to be removed at Tenant's expense on or before the Lease Expiration Date, or shall reimburse Landlord for the cost of such removal, as elected by Landlord (unless Landlord expressly waives in writing the right to require such removal at the time Landlord gives its consent to the making of such Alterations). Notwithstanding the foregoing, Tenant, upon submitting its request to Landlord to make Alterations, shall have the right to request therein that Landlord specify whether and to what extent Landlord will require Tenant to remove the Alterations in question at the end of the Term, provided that Tenant refers therein to the provisions of this Section 10.A. If Tenant shall fail to request such information in its request to make any Alterations, all such Alterations shall thereafter be subject to the exercise of Landlord’s rights and to Tenant’s obligations set forth in the first sentence of this Section 10.A. If Tenant submits its request for such information in accordance with the foregoing provisions and Landlord consents to the Alterations requested, Landlord shall, together with its consent, specify in writing whether and to what extent it will require Tenant to remove the Alterations in question at the end of the Term, and if Landlord fails so to specify, Tenant shall have no further obligation to remove the Alterations which were the subject of Tenant’s request. In addition to the foregoing, Landlord may elect to notify Tenant in writing that Landlord has withdrawn Landlord’s requirement for Tenant to remove such Alteration on or before the Lease Expiration Date.
B.    Removal of Property At End of Term: Tenant shall remove all of Tenant's Personal Property, and all computer cabling and wiring installed by or on behalf of Tenant (irrespective of whether such cabling and wiring constitutes Tenant's Personal Property under the terms of this Lease, and at Tenant's expense, using a contractor approved in advance by Landlord in writing), from the Building and the Land on or before the Lease Expiration Date. Any personal property belonging to Tenant or to any other person or entity which is left in the Building or on the Land after the date this Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to store such property at Tenant's sole cost and/or to dispose of it in whatever manner Landlord considers appropriate, without waiving its right to claim from Tenant all expenses and damages caused by Tenant's failure to remove such property, and Tenant and any other person or entity shall have no right to compensation from or any other claim against Landlord as a result. Notwithstanding the foregoing, Tenant shall not be required to remove those Alterations which are located in the Premises as of the date of this Lease.

11.    LANDLORD'S ACCESS TO PREMISES.
Landlord may at any reasonable time enter the Premises to examine them, to make alterations or repairs thereto or for any other purposes which Landlord considers necessary or advisable; however, in the case of any emergency, Landlord and its agents may enter the Premises at any time and in any manner. Tenant shall allow the Premises to be exhibited by Landlord: (i) at any reasonable time to representatives of lending institutions or to prospective purchasers of the Building, and (ii) at any reasonable time during the last twelve (12) months of the Term to persons who may be interested in leasing the Premises. Landlord reserves the right and shall be permitted reasonable access to the Premises to install facilities within and through the Premises and to install and service any systems deemed advisable by Landlord to provide services or utilities to any tenant of the Building. Notwithstanding anything herein to the contrary, in the exercise of its rights under this Section 11, Landlord shall not materially impair Tenant’s operations within the Premises.

12.    SERVICES AND UTILITIES.
A.    Services Provided: As long as Tenant is not in Default, as defined in Subsection 19.A. below, Landlord shall provide the following to Tenant, without additional charge, except as otherwise provided herein (including, but not limited to, as provided in Sections 5 and 1.O. hereof):
(1)    Elevator service for common use, subject to call at all times, including Sundays and Holidays.
(2)    Central heating and air conditioning from 8:00 a.m. until 7:00 p.m. on weekdays and, upon one (1) business days’ notice from Tenant and at no after-hour charges incurred by Tenant, from 8:00 a.m. until 1:00 p.m. on Saturdays, exclusive of Holidays, during the seasons of the year and within the temperature ranges usually furnished in comparable office buildings in the city (or, if not a city, other local jurisdiction) in which the Building is located. Landlord shall provide heat and air conditioning at other times at Tenant's expense, provided that Tenant gives Landlord notice by 1:00 p.m. on weekdays for after-hour service on the next weekday, one (1) business days' notice before a Holiday for service on such Holiday and one (1) business days' notice for after-hour service on Saturday or Sunday. Landlord shall charge Tenant for such after-hour, Holiday and special weekend service after 2:00 p.m. on Saturdays and any time on Sundays at the prevailing rates charged by Landlord from time to time to other tenants of the Building. Landlord’s after-hours HVAC rate shall be based on the “Actual Cost” of such service, which is defined as the sum of the actual costs incurred by Landlord in providing after-hours HVAC service, including Landlord’s direct costs, engineering labor costs, applicable depreciation related to the increased utilization of equipment to provide the service, repair and maintenance costs, and Landlord’s reasonable estimate of related administrative costs for such service.
(3)    Janitorial services in accordance with the Cleaning Specifications attached hereto as Exhibit C.
(4)    Electrical facilities to furnish electricity up to the Premises' Standard Electrical Capacity (including the replacement of Building standard light bulbs in Building standard light fixtures, it being agreed that if Landlord replaces any other light bulbs in the Premises, Tenant shall pay Landlord the cost of such bulbs and all labor costs incurred by Landlord in connection therewith within fifteen (15) days after Landlord's written demand therefor).
(5)    Rest room facilities.
(6)    Routine maintenance, painting and electrical lighting service for all Common Areas of the Building in such manner as Landlord deems reasonable.
(7)    Reasonable access to the Premises at all times, subject to such security procedures, restrictions and other regulations as Landlord may promulgate and Landlord hereby agrees to use reasonable efforts to uniformly enforce in a non-discriminatory manner such regulations as they apply to other tenants of the Building.
B.    Failure to Provide Services: Landlord shall have no liability to Tenant or others based on any failure by Landlord to furnish the foregoing, due to Unavoidable Delays, repair or maintenance work or any other reason, and such failure shall neither render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor, except as expressly set forth herein, cause a diminution or abatement of Rent nor relieve Tenant of any of Tenant's obligations hereunder. If any of the services to be provided by Landlord pursuant to Section 12.A. are suspended and such suspension renders the Premises untenantable or inaccessible and Tenant does not occupy the Premises during such period and such suspension continues for more than three (3) consecutive business days, if the reason for the suspension or the continuation of the suspension is anything other than an Unavoidable Delay, then all Monthly Base Rent and Additional Rent pursuant to Sections 4.A. and 5.B. respectively shall be abated for the period commencing on the fourth (4th) consecutive business day of such suspension and concluding on the date that the service has been restored.

C.    Conservation: Tenant hereby agrees to comply with all energy conservation procedures, controls and requirements instituted by Landlord pursuant to any government regulations or otherwise, including but not limited to controls on the permitted range of temperatures, the volume of energy consumption or the hours of operation of the Building. Landlord hereby agrees to use reasonable efforts to uniformly enforce in a non-discriminatory manner such energy conservation procedures, controls and requirements as they apply to other tenants of the Building. Institution by Landlord of such controls and requirements shall not entitle Tenant to terminate this Lease or to an abatement of any Rent payable hereunder.
D.    Recycling: Without limiting the foregoing, Tenant covenants and agrees, at its sole cost and expense, to comply with all Laws of the jurisdiction in which the Building is located and of the federal, municipal, and local governments, departments, commissions, agencies and boards having jurisdiction over the Building to the extent that they or this Lease impose on Tenant duties and responsibilities regarding the collection, sorting, separation, and recycling of trash. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section 12.D.
E.    Signage: Landlord shall initially provide, at Landlord’s cost, Building standard directory signage on the Building’s electronic directory board. Any additional request or change in signage thereafter will be at Tenant’s expense.
F.    Electricity:    The tenth (10th) floor on which the Premises are located is currently metered for electricity and as of the Lease Commencement Date, Tenant shall be the sole occupant of the floor. Therefore, Tenant shall reimburse Landlord for all of the electricity charges for the tenth (10th) floor within ten (10) days after the date Landlord submits to Tenant any statement setting for such costs, which statement shall include reasonable backup documentation. In the event any portion of the tenth (10th) floor is leased to another tenant or otherwise occupied by a third party, including the Landlord, then Landlord shall cause such space to be separately sub-metered and, at Landlord’s sole cost and expense, Tenant’s Premises to be separately sub-metered.

13.    RULES AND REGULATIONS.
Tenant shall abide by and observe the rules and regulations attached hereto as Exhibit D and such other rules and regulations as may be made by Landlord from time to time, provided that such rules and regulations shall not be materially inconsistent with the provisions of this Lease. Nothing contained in this Lease or in any rules and regulations shall be interpreted to impose upon Landlord any obligations to enforce against any tenant its rules and regulations, or the provisions of any lease with any other tenant, and Landlord shall not be liable to Tenant or any other entity for any violation of said rules, regulations or lease provisions. Landlord hereby agrees to use reasonable efforts to uniformly enforce in a non-discriminatory manner any rules or regulations as they apply to other tenants of the Building.

14.    REPAIR OF DAMAGE CAUSED BY TENANT: INDEMNIFICATION.
A.    Repairs: Except as otherwise expressly provided in this Lease, all injury, breakage and damage to the Land, the Building or the Premises, caused by any act or omission of Tenant shall be repaired by and at the sole expense of Tenant, except Landlord shall, subject to providing Tenant with notice and an opportunity to cure in accordance with Section 19 of this Lease (unless such repair is to prevent damage to property or injury to persons, in which event no notice and cure opportunity shall be required), have the right, at its option, to make such repairs and to charge Tenant for all costs and expenses incurred in connection therewith as Additional Rent payable within thirty (30) days after the rendering of a bill therefor. Tenant shall notify Landlord promptly of any injury, breakage or damage to the Land, the Building, or the Premises caused by Tenant.
B.    Indemnification:
(1)    Subject to the provisions of Section 17.C. below, and except to the extent caused by the negligence or willful misconduct of Landlord or any of its agents or employees, Tenant hereby agrees to indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees, but excluding any consequential, special or punitive damages except those damages which are with respect to Tenant's obligations set forth in Sections 21 and 36 hereof) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from: (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein or Tenant's presence in the Building or on the Land (ii) the making by Tenant of any Alterations, (iii) any act or omission of Tenant or its employees, agents or invitees, and (iv) any breach or default by Tenant in the observance or performance of its covenants and obligations under this Lease.
(2)    Subject to the provisions of Section 17.C. below, and except to the extent arising from any act or omission on the part of Tenant or any of its employees, agents or invitees, Landlord hereby agrees to indemnify and hold Tenant harmless from and against all costs, damages (except for any consequential, special or punitive damages), claims, liabilities and expenses, including reasonable attorneys' fees, suffered by or claimed against Tenant, directly or indirectly, based on, arising out of or resulting from (i) any act of negligence or willful misconduct on the part of Landlord or any of its employees or agents, and (ii) any breach or default by Landlord in the observance or performance of its covenants and obligations under this Lease.

15.    LIMITATION ON LANDLORD LIABILITY.
A.    Liability Standard: Subject to Section 14.B.(2), Landlord shall not be liable to Tenant or any other individual or entity for any damage, loss or claim whatsoever, except damages, losses and claims that are the direct result of Landlord's gross negligence or willful misconduct; however, in no event shall Landlord be liable for consequential damages.
B.    Limitation on Total Liability: Notwithstanding any other provision of this Lease, it is expressly understood and agreed that the total liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant's use of the Premises, shall be limited to the estate of Landlord in the Building. No other property or assets of Landlord or any partner or owner of Landlord shall be subject to levy, execution, or other enforcement proceedings or other judicial process for the satisfaction of any judgment or any other right or remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant's use of the Premises.

16.    CASUALTY.
A.    If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty (each, a “Casualty”) and if this Lease is not terminated as provided below, then (i) Landlord shall repair and restore the Building and the Premises (but excluding Alterations and Tenant’s Personal Property) (“Landlord’s Restoration Work”) with reasonable dispatch (but Landlord shall not be required to perform the same on an overtime or premium pay basis) after notice to Landlord of the Casualty and the collection of the insurance proceeds attributable to such Casualty and (ii) Tenant shall repair and restore in accordance with Section 8 all Alterations and Tenant’s Personal Property (“Tenant’s Restoration Work”) with reasonable dispatch after the Casualty. Notwithstanding anything to the contrary contained herein, if in Landlord’s sole discretion, it would be appropriate for safety reasons, health reasons or the efficient operation or restoration of the Building or the Premises for Landlord to perform all or a portion of Tenant’s Restoration Work on behalf of Tenant, then (x) Landlord shall give Tenant a notice specifying the portion of Tenant’s Restoration Work to be performed by Landlord (the “Specified Restoration Work”), (y) Landlord shall perform the Specified Restoration Work and (z) Tenant shall pay to Landlord within ten (10) days following the giving of Landlord’s written demand therefor (or Landlord shall retain from the insurance proceeds paid to Landlord in accordance with the last sentence of this Section 16.A.) the cost of such Specified Restoration Work. The proceeds of insurance covering any damage to the Premises shall be paid to Landlord, and, unless Landlord restores the Alterations as part of the Specified Restoration Work, upon the completion of the repair and restoration of such Alterations and the reoccupancy of the Premises by Tenant, Landlord shall disburse to Tenant the proceeds of insurance maintained by Tenant covering Alterations up to the amount so expended by Tenant.
B.    If all or part of the Premises shall be rendered untenantable by reason of a Casualty, the Base Rent and the Additional Rent shall be abated in the proportion that the untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the Casualty to the earliest of (i) the date Landlord shall have substantially completed its repair and restoration of that portion of the Premises Landlord is required by this Lease to repair and restore (provided, that if Landlord would have completed its repair and restoration at an earlier date but for Tenant having failed to cooperate with Landlord in effecting such repairs or restoration or collecting insurance proceeds, then the Premises shall be deemed to have been repaired and restored on such earlier date and the abatement shall cease) or (ii) the date Tenant or any subtenant reoccupies a portion of the Premises (in which case the Base Rent and the Additional Rent allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy) or (iii) the date the Premises is made tenantable (provided, that if the Premises would have been tenantable at an earlier date but for Tenant having failed to cooperate with Landlord in effecting repairs or restoration or collecting insurance proceeds, then the Premises shall be deemed to have been made tenantable on such earlier date and the abatement shall cease). Notwithstanding any provision contained in this Lease to the contrary, (x) there shall be no abatement with respect to any portion of the Premises which has not been rendered untenantable by reason of a Casualty and which is accessible, whether or not other portions of the Premises are untenantable, and (y) any abatement of Rent applicable to any portion of the Premises which was rendered untenantable by reason of a Casualty shall cease on the earliest of the dates referred to in clauses (i), (ii) or (iii) of the preceding sentence provided such portion is accessible, whether or not other portions of the Premises remain untenantable. Landlord’s determination of the date such repair and restoration to the Premises shall have been substantially completed or the date the Premises is made tenantable shall be controlling. Notwithstanding the foregoing, if by reason of any act or omission by Tenant, any subtenant or any of their respective partners, directors, officers, servants, employees, agents or contractors, Landlord, any Ground Lessor or any Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to the Casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Rent. Nothing contained in this Section 16 shall relieve Tenant from any liability that may exist as a result of any Casualty.
C.    If by reason of a Casualty (i) the Building shall be totally damaged or destroyed, (ii) the Building shall be so damaged or destroyed (whether or not the Premises are damaged or destroyed) that repair or restoration shall require more than 270 days or the expenditure of more than 20% of the full insurable value of the Building (which, for purposes of this Section 16.C., shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floors of the Building) immediately prior to the Casualty or (iii) more than 30% of the Premises shall be damaged or destroyed (as estimated in any such case by a reputable contractor, architect or engineer designated by Landlord), then in any such case Landlord may terminate this Lease by notice given to Tenant within 180 days after the Casualty. If this Lease is terminated as a result of a Casualty, Landlord shall be entitled to retain for its benefit the proceeds of insurance maintained by Tenant on the Alterations. Following a Casualty, Landlord shall use commercially reasonable efforts to promptly deliver written notice to Tenant of Landlord’s estimate of the amount of time required for the restoration of the Premises and Building (the “Restoration Estimate”), but in no event shall such notice be delivered later than ninety (90) days following the occurrence of the Casualty (the “Restoration Notice Period”). If Landlord estimates to Tenant in such Restoration Estimate that the Premises and the Building cannot be completed by the two hundred seventieth (270th) day following the date of the Casualty, or if Landlord fails to timely delivery such Restoration Estimate, then Tenant may terminate this Lease by written notice to Landlord, which notice shall be given by Tenant, if at all, within ten (10) business days following the date of the Restoration Notice Period. Furthermore, if Landlord estimated in the Restoration Estimate that restoration would be complete within two hundred seventy (270) days following the date of the Casualty and if the restoration of the Premises and the Building has not been substantially completed by the two hundred seventieth (270th) day following the date of the Casualty, then either Landlord or Tenant may terminate this Lease by written notice to the other of them, which notice shall be given by Tenant, if at all, within ten (10) business days following such 270th day; provided, however, in the event that Landlord shall substantially complete such restoration work and deliver the Premises to Tenant in tenantable condition within fifteen (15) days of receipt of such termination notice from Tenant, then such election to terminate shall be null and void.
D.    Landlord shall not carry any insurance on Tenant’s Personal Property or on any Alterations and shall not be obligated to repair or replace Tenant’s Personal Property or any Alterations (whether or not installed by or at the expense of Landlord). Tenant shall look solely to its insurance for recovery of any damage to or loss of Tenant’s Personal Property or any Alterations. Tenant shall notify Landlord promptly of any Casualty in the Premises. In the event of a partial or total destruction of the Premises, Tenant shall, as soon as practicable, but no later than ten (10) business days (“Removal Period”) after receiving a notice from Landlord to remove same, remove any and all of Tenant’s Personal Property from the Premises or the portion thereof destroyed, as the case may be, and if Tenant does not so remove Tenant’s Personal Property before the expiration of the Removal Period, Landlord, at Tenant’s expense, may discard the same or may remove Tenant’s Personal Property to a public warehouse for deposit or retain the same in its own possession and at its discretion may sell the same at either public auction or private sale, the proceeds of which shall be applied first to the expenses of removal, storage and sale, second to any sums owed by Tenant to Landlord, with any balance remaining to be paid to Tenant; if the expenses of such removal, storage and sale shall exceed the proceeds of any sale, Tenant shall pay such excess to Landlord upon demand. Tenant shall be solely responsible for arranging for any visits to the Premises by Tenant’s insurance adjuster that may be desired by Tenant prior to the removal of Tenant’s Personal Property by Tenant or Landlord, as provided in this Section 16.D., or the performance by Landlord of Landlord’s Restoration Work or the Specified Restoration Work and Landlord shall be under no obligation to delay the performance of same beyond the Removal Period, nor shall Landlord have any liability to Tenant in the event that Tenant fails to do so. Tenant shall promptly permit Landlord access to the Premises for the purpose of performing Landlord’s Restoration Work and, if applicable, the Specified Restoration Work.

17.    TENANT INSURANCE.
A.    Compliance with Insurance Standards.
(1)    Tenant shall not violate, or permit any party acting by or on behalf of Tenant to violate, any condition imposed by any insurance policy then issued for the Building or Land (collectively, the “Project”). Tenant shall not do or permit any party acting on behalf of Tenant to do anything, or keep, or permit any party acting by or on behalf of Tenant to keep, anything in the Premises which would subject Landlord, any Ground Lessor or any Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate for the Project over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Project in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under, any policy of insurance in respect of the Project.
(2)     If, by reason of any failure of Tenant to comply with this Lease, the premiums on Landlord’s insurance on the Project shall be higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of such premiums attributable to such failure on the part of Tenant.
B.    Tenant’s Insurance. Tenant shall maintain at all times during the Term (a) “all risk” property insurance (including coverage for terrorism) covering all present and future Alterations and Tenant’s Personal Property to a limit of not less than the full replacement cost thereof, and (b) commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and each Ground Lessor and Mortgagee whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $5,000,000 combined single limit for bodily injury and property damage liability in any one occurrence and (c) boiler and machinery insurance, if there is a boiler, supplementary air conditioner or pressure object or similar equipment in the Premises, with Landlord and its managing agent, if any, and each Ground Lessor and Mortgagee whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $5,000,000 and (d) when Alterations are in process, the insurance specified in Section 8.A. hereof. The limits of such insurance shall not limit the liability of Tenant. The limits of Tenant’s insurance may be satisfied by any combination of primary and umbrella/excess liability insurance policies. Tenant shall deliver to Landlord and any additional insureds, at least 10 days prior to the Lease Commencement Date, such fully paid‑for policies or certificates of insurance, in form reasonably satisfactory to Landlord issued by the insurance company or its authorized agent. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds such renewal policy or a certificate thereof at least 30 days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in the Commonwealth of Virginia and rated by Best’s Insurance Reports or any successor publication of comparable standing as A/VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be cancelled, allowed to lapse or modified unless Landlord and any additional insureds are given at least 30 days’ prior written notice of such cancellation, lapse or modification. The proceeds of policies providing “all risk” property insurance of any Alterations or Tenant’s Personal Property shall be payable to Landlord, Tenant and each Ground Lessor and Mortgagee as their interests may appear. Tenant shall cooperate with Landlord in connection with the collection of any insurance monies that may be due in the event of loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be required to recover any such insurance monies. Landlord may from time to time require that the amount of the insurance to be maintained by Tenant under this Section 17.B. be reasonably increased, so that the amount thereof adequately protects Landlord’s interest.

C.    Subrogation Waiver. Landlord and Tenant shall each include in each of its insurance policies (insuring the Building in case of Landlord, and insuring any Alterations and Tenant’s Personal Property in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer’s right of subrogation against the other party during the Term or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (b) any other form of permission for the release of the other party. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the Term to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability. Nothing contained in this Section 17.C. shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.
D.    Landlord’s Insurance. Landlord shall maintain in force such property insurance and liability insurance with respect to the Building as are required by any first Mortgagee or Ground Lessor or, if at any time there is no first Mortgagee and no Ground Lessor, Landlord shall maintain in force such property insurance and liability insurance in commercially reasonable amounts based upon coverages in force with respect to comparable buildings in Arlington, Virginia.

18.    CONDEMNATION.
A.    If there shall be a total taking of the Building in condemnation proceedings or by any right of eminent domain, this Lease and the term and estate hereby granted shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be prorated and paid as of such termination date. If there shall be a taking of any material (in Landlord’s reasonable judgment) portion of the Land or the Building (whether or not the Premises are affected by such taking), then Landlord may terminate this Lease and the term and estate granted hereby by giving notice to Tenant within 60 days after the date of taking of possession by the condemning authority. If there shall be a taking of the Premises of such scope (but in no event less than 25% thereof) that the untaken part of the Premises would in Tenant’s reasonable judgment be uneconomic to operate, then Tenant may terminate this Lease and the term and estate granted hereby by giving notice to Landlord within 60 days after the date of taking of possession by the condemning authority. If either Landlord or Tenant shall give a termination notice as aforesaid, then this Lease and the term and estate granted hereby shall terminate as of the date of such notice and all Rent shall be prorated and paid as of such termination date. In the event of a taking of the Premises which does not result in the termination of this Lease (i) the term and estate hereby granted with respect to the taken part of the Premises shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be appropriately abated for the period from such date to the Lease Expiration Date and (ii) Landlord shall with reasonable diligence restore the remaining portion of the Premises (exclusive of Tenant’s Personal Property) as nearly as practicable to its condition prior to such taking.
B.    In the event of any taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including, without limitation, any award made for the value of the estate vested by this Lease in Tenant or any value attributable to the unexpired portion of the Term, and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award; provided, that nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant’s Personal Property and moving expenses, provided the same do not include any value of the estate vested by this Lease in Tenant or of the unexpired portion of the Term and do not reduce the amount available to Landlord or materially delay the payment thereof.
C.    If all or any part of the Premises shall be taken for a limited period, Tenant shall be entitled, except as hereinafter set forth, to that portion of the award for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant’s Personal Property and for moving expenses, and Landlord shall be entitled to that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations under this Lease to the extent such obligations are not affected by such taking and shall continue to pay in full all Rent when due. If the period of temporary use or occupancy shall extend beyond the Lease Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises shall be apportioned between Landlord and Tenant as of the Lease Expiration Date. Any award for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be paid to, held and applied by Landlord as a trust fund for payment of the Rent thereafter becoming due.
D.    In the event of any taking which does not result in termination of this Lease, (i) Landlord, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which constitute Tenant’s Personal Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord deems desirable) and so as to constitute a complete and rentable Building and Premises and (ii) Tenant, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Premises which constitute Tenant’s Personal Property, to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations.

19.    DEFAULT.
A.    Default of Tenant: The following events shall be a default by Tenant (a "Default") under this Lease:
(1)    Failure of Tenant to pay Rent as and when due, if the failure continues for five (5) business days after notice from Landlord specifying the failure.
(2)    Failure of Tenant to comply with or perform any covenant or obligation of Tenant under this Lease, other than (i) those concerning the payment of Rent, if the failure continues for thirty (30) days after notice from Landlord to Tenant specifying the failure; provided, however, that if the failure on the part of Tenant is not capable of being cured within such 30-day period but Tenant expeditiously commences to cure same and diligently proceeds with such cure, Tenant’s time to cure such failure shall be extended for the time necessary to cure same, but in no event longer than ninety (90) days, inclusive of the original 30-day period, (ii) those set forth in any of Sections 8.B., 17, 21, 22, 26, 35, 36, 37 and 38 hereof, as to which a specific timeframe for the performance of such covenant or obligation is set forth therein, and (iii) any Default arising under subsections (3), (4), (5) or (6) of this Section 19.A.
(3)    If Tenant, any guarantor of Tenant's performance hereunder (a "Guarantor") or, if Tenant is a partnership, any partner of Tenant ("Partner"), shall file a voluntary petition in bankruptcy or insolvency, shall be adjudicated bankrupt or insolvent or shall file a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law, or shall make an assignment for the benefit of creditors, or shall seek or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any Guarantor or Partner or of all or any part of the property of Tenant or of such Guarantor or Partner.
(4)    If, within thirty (30) days after the commencement of any proceeding against Tenant or a Guarantor or Partner, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable federal, state or other law, such proceeding shall not have been dismissed or if, within thirty (30) days after the appointment of any trustee, receiver or liquidator of Tenant or any Guarantor or Partner, or of all or any part of the property of Tenant or of any Guarantor or Partner, without the acquiescence of such individual or entity, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall have been issued against the property of Tenant or of any Guarantor or Partner, pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied.
(5)    If Tenant vacates, abandons or ceases to carry on its ordinary activities in the Premises prior to the Lease Expiration Date, with or without an intention of paying Rent; provided, however, that if (i) Tenant gives Landlord at least thirty (30) days prior written notice that it intends to vacate the Premises, (ii) Tenant pays the full amount of all Rent when due under this Lease while the Premises are vacant, and (iii) Tenant leaves the Premises in a condition reasonably satisfactory to Landlord and continues to maintain the Premises, in the condition required by this Lease throughout the remainder of the Term, then, and in such event only, Tenant shall not be deemed to be in Default under this Section 19.A.(6) and Landlord shall have the right, exercisable by sending written notice to Tenant, to sublet from Tenant for the balance of the Term of this Lease all of the Premises at Tenant’s then rental rate hereunder, or to terminate this Lease as to all or any portion of the Premises, which rights of Landlord as to subletting and termination shall be exercisable by Landlord in its sole discretion.
(6)    Failure of Tenant to comply with or perform any covenant or obligation under Section 8.B., 17, 21, 22, 26, 35, 36, 37 or 38 hereof within the specific timeframe for the performance of such covenant or obligation set forth in the applicable Section.

B.    Remedies Upon Default: Upon the occurrence of a Default, Landlord shall have the right, then or at any time thereafter:
(1)    Without demand or notice, to reenter and take possession of all or any part of the Premises, to expel Tenant and those claiming through Tenant and to remove any property therein, either by summary proceedings or by any other action at law, in equity or otherwise, with or without terminating this Lease, without being deemed guilty of trespass and without prejudice to any other remedies of Landlord for breach of this Lease, and/or
(2)    To give Tenant written notice of Landlord's intent to terminate this Lease, and on the date specified in Landlord's notice, Tenant's right to possession of the Premises shall cease and this Lease shall terminate.

If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done shall cease, without prejudice to Landlord's right to recover from Tenant all Rent, as set forth in Subsections C. and D. below. If Landlord elects to reenter pursuant to Subsection B.(1) above, Landlord may terminate this Lease, or, from time to time without terminating this Lease, may relet all or any part of the Premises as the agent of Tenant, for such term, at such rental and upon such other provisions as Landlord deems acceptable, with the right to make any alterations and repairs to the Premises that Landlord deems appropriate, at Tenant's expense. No such reentry or taking of possession of the Premises shall be construed as an election to terminate this Lease, unless notice of such intention is given pursuant to Subsection B.(2) above, or unless termination be decreed by a court of competent jurisdiction at the instance of Landlord. Landlord shall in no event be under any obligation to relet any part of the Premises.
C.    Liability of Tenant: If Landlord terminates this Lease or reenters the Premises (with or without terminating this Lease), Tenant shall remain liable (in addition to all other liabilities of Tenant accrued at the time of the Default) for the sum of (i) any unpaid Rent accrued prior to the time of termination and/or reentry, as the case may be, plus interest thereon from the due date at the Default Rate, (ii) the amount of all Base Rent and Additional Rent provided for in this Lease from the time of termination and/or reentry, as the case may be, until the date this Lease would have expired had a Default not occurred, plus interest thereon from the due date at the Default Rate, (iii) any and all expenses (including but not limited to attorneys' and brokerage fees) incurred by Landlord in reentering and repossessing the Premises, in correcting any default, in painting, altering or repairing the Premises in order to place the Premises in first-class rentable condition (whether or not the Premises are relet), in protecting and preserving the Premises and in reletting or attempting to relet the Premises, and (iv) any other amounts necessary to compensate Landlord for any other injury or detriment caused by the Default, minus the net proceeds (after deducting any rental abatements, tenant improvement allowances and other concessions and inducements) actually received by Landlord, if any, from any reletting to the extent attributable to the period prior to the date this Lease would have expired had a Default not occurred. Landlord shall have the option to recover any damages sustained by Landlord either at the time of reletting, if any, or in separate actions from time to time as said damages shall have been made more easily ascertainable by successive relettings or, at Landlord's option, to defer any such recovery until the date this Lease would have expired in the absence of a Default, in which event Tenant hereby agrees that the cause of action shall be deemed to have accrued on the aforesaid date. The provisions of this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have for anticipatory breach of this Lease.
D.    Liquidated Damages: In addition to Landlord's rights pursuant to Subsection C. above, if Landlord terminates this Lease, Landlord shall have the right at any time, at its sole option, to require Tenant to pay to Landlord on demand, as liquidated damages, the sum of (i) the total of the Base Rent, Additional Rent and all other sums which would have been payable under this Lease from the date of Landlord's demand for liquidated damages ("Landlord's Demand") until the date this Lease would have terminated in the absence of the Default, discounted to present value at the rate of five percent (5%) per annum (the "Discount Rate"), (ii) all unpaid Rent accrued prior to the time of Landlord's Demand, plus interest thereon from the due date at the Default Rate, (iii) any and all expenses (including but not limited to attorneys' and brokerage fees)

incurred by Landlord in reentering and repossessing the Premises, in correcting any default, in painting, altering or repairing the Premises in order to place the Premises in first-class rentable condition (whether or not the Premises are relet), in protecting and preserving the Premises and in reletting or attempting to relet the Premises, and (iv) any other amounts necessary to compensate Landlord for any other injury or detriment caused by the Default; minus the sum of (a) the net fair market rental value of the Premises for the period referred to in Subsection D.(i) above, discounted to present value at the Discount Rate, and (b) any sums actually paid by Tenant to Landlord pursuant to Subsection C. above; provided, however, that if said damages shall be limited by law to a lesser amount, Landlord shall be entitled to recover the maximum amount permitted by law. The "net fair market rental value" referred to in Subsection D.(a) above shall be the fair market rental value of the Premises at the time of Landlord's Demand, reduced by any rental abatements, tenant improvement allowances and other concessions and inducements generally provided by landlords seeking to lease comparable commercial property in the area of the Premises at the time of Landlord's Demand. If reletting is accomplished within a reasonable time after Lease termination, the "net fair market rental value" referred to in Subsection D.(a) above shall be deemed prima facie to be the net rental income (after deducting any rental abatements, tenant improvement allowances and other concessions and inducements) realized upon such reletting.
E.    Waiver: Tenant, on its own behalf and on behalf of all persons and entities claiming through Tenant, including but not limited to creditors of Tenant, hereby waives any and all rights and privileges which Tenant and such other persons and entities might otherwise have under any present or future law: (i) to redeem the Premises, (ii) to reenter or repossess the Premises, or (iii) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court, any reentry by Landlord or any expiration or termination of this Lease, whether by operation of law or pursuant to the provisions of this Lease. Tenant hereby expressly waives receipt of a Notice to Quit.
F.    Lien on Personal Property: [INTENTIONALLY OMITTED]
G.    Right of Distress: Landlord shall, to the extent permitted by law, have a right of distress for Rent.
H.    Right of Landlord to Cure: If Tenant Defaults in the making of any payment or in the doing of any act required to be made or done by Tenant under this Lease, then Landlord may, at its option, make such payment or do such act, and the expenses thereof, with interest thereon at the Default Rate, from the date paid by Landlord, shall constitute Additional Rent hereunder due and payable by Tenant with the next payment of Monthly Base Rent.
I.    Attorneys' Fees: In the event of any Default hereunder, Tenant shall pay to Landlord all reasonable attorneys' fees incurred by Landlord in connection with such Default or the enforcement of Landlord's rights or remedies arising in connection therewith, whether or not this Lease is terminated and whether or not Landlord institutes any lawsuit against Tenant as a result of such Default. In addition to the foregoing, whether or not this Lease is terminated, Tenant shall pay to Landlord all other reasonable costs incurred by Landlord with respect to any lawsuit instituted or action taken by Landlord to enforce the provisions of this Lease.
J.    Survival: Tenant's liability pursuant to this Section 19 shall survive the termination of this Lease, the institution of summary proceedings and/or the issuance of a warrant thereunder.

20.    NO WAIVER.

No failure or delay by Landlord in enforcing its right to strict performance by Tenant of every provision of this Lease or in exercising any right or remedy hereunder, and no acceptance by Landlord of full or partial rent during the continuance of any Default, shall constitute a waiver of the provision or the Default, and no provision shall be waived or modified except by a written instrument executed by Landlord. No payment by Tenant, or receipt by Landlord, of a lesser amount than the full Rent shall be deemed to be other than a payment on account, notwithstanding any endorsement or statement on any check or letter accompanying any payment of any Rent. No waiver of any Default or settlement of any proceeding instituted on account of any claimed Default shall affect or alter this Lease or constitute a waiver of any of Landlord's rights hereunder.

21.    HOLDING OVER.
If Tenant shall be in possession of the Premises after termination of this Lease (whether by normal expiration of the Term or otherwise), at Landlord's option: (i) Landlord may deem Tenant to be occupying the Premises as a tenant from month-to-month at the sum of one hundred fifty percent (150%) of the Monthly Base Rent in effect for the last full month of the Term, plus the monthly installments of Additional Rent which are then payable pursuant to Section 5 of this Lease, or

(ii) Landlord may exercise any or all remedies for Default and at law and in equity, including but not limited to an action against Tenant for wrongfully holding over. In addition to the foregoing, Tenant shall be liable for consequential damages which result from Tenant wrongfully holding over for a period in excess of sixty (60) days following the termination of this Lease.

22.    SUBORDINATION.
A.    Lease Subordinate: This Lease shall be subject and subordinate to the lien of any and all Mortgages and to any Ground Leases, and any and all renewals, extensions, modifications, recastings and refinancings thereof. This clause shall be self-operative, without execution of any further instrument; but if requested by Landlord or any Mortgagee, Tenant shall promptly execute a certificate or other document evidencing and providing for such subordination. Landlord shall have the right to execute said document on behalf of Tenant if Tenant fails to do so within five (5) days after receipt of the request. Tenant agrees that, if any Mortgage is foreclosed or Ground Lease terminated, upon request by the purchaser at the foreclosure sale or Ground Lessor, as the case may be, Tenant shall attorn to and recognize the purchaser or Ground Lessor as the landlord under this Lease and shall make all payments required hereunder to such new landlord without any deduction or set-off of any kind whatsoever except as expressly provided for in this Lease. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure, termination or other proceeding is filed, prosecuted or completed. Notwithstanding anything herein to the contrary, any Mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without Tenant's consent, by giving Tenant written notice of such subordination, in which event this Lease shall be deemed to be senior to such Mortgage, and thereafter such Mortgagee shall have the same rights as it would have had if this Lease had been executed, delivered and recorded before said Mortgage.
B.    Modifications to Lease: In the event any of Landlord's insurance carriers or any Mortgagee requests modifications to this Lease, Tenant shall execute a written amendment incorporating such requested modifications within thirty (30) days after the same has been submitted to Tenant by Landlord, provided that such modifications do not materially adversely affect Tenant's use of the Premises as herein permitted or increase the rentals and other sums payable by Tenant hereunder. In connection with such amendment, Landlord hereby agrees to reimburse Tenant for any out-of-pocket legal costs incurred by Tenant to the extent such costs do not exceed $1,500.

23.    ASSIGNMENT AND SUBLETTING.
A.    No Transfer Without Consent: Subject to Section 23.E. herein, Tenant shall not, without the prior written consent of Landlord in each instance (which consent may be withheld in Landlord's sole and absolute discretion) (i) assign, mortgage or otherwise encumber this Lease or any of its rights hereunder; (ii) sublet the Premises or any part thereof or permit the occupancy or use of the Premises or any part thereof by any persons or entities other than Tenant or an Affiliate (as defined in Section 23.E.); or (iii) permit the assignment of this Lease or any of Tenant's rights hereunder by operation of law. Any attempted assignment, mortgaging or encumbering of this Lease or any of Tenant's rights hereunder and any attempted subletting or grant of a right to use or occupy all or a portion of the Premises in violation of the foregoing sentence shall be void. Notwithstanding the foregoing, Landlord agrees that it shall not unreasonably withhold, condition or delay its consent to a proposed subletting, provided that all of the following conditions are satisfied: (1) there shall be no default at the time of the proposed subletting, (2) the proposed subtenant shall be creditworthy, (3) the proposed subtenant shall not be a governmental entity or a person or entity enjoying sovereign or diplomatic immunity, (4) the use of the Premises by the proposed subtenant shall not attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high-quality office building, (5) the proposed subtenant shall specifically covenant and agree to perform the obligations of Tenant hereunder and to occupy the Premises subject to the provisions of this Lease, (6) Tenant remains liable for the faithful performance of this Lease, (7) the proposed rental rate for the Premises being sublet is not less than the Base Rent and Additional Rent that Landlord is then offering to lease other space in the Building, and (8) the proposed subtenant, or any person which, directly or indirectly, controls, is controlled by, or is under common control with the proposed subtenant or any person who controls the proposed subtenant, is not then an occupant of any part of the

Building or a party with whom Landlord or Landlord’s agent (either directly or through a broker) is negotiating with respect to space in the Building.
B.    Take-Back Rights: In addition, Tenant may not assign this Lease, nor sublet (or permit occupancy or use of) the Premises, or any part thereof, without giving Landlord thirty (30) days prior written notice thereof. In the event of a proposed assignment of this Lease or a proposed sublease which would result in an aggregate of more than fifty percent (50%) of the Premises being transferred, then for thirty (30) days following receipt of said notice, Landlord shall have the right, exercisable by sending notice to Tenant, to either (a) sublet from Tenant for the balance of the Term of this Lease (i) all of the Premises in the event Tenant notified Landlord of its desire to assign this Lease, or (ii) so much of the Premises as Tenant intends to sublet in the event Tenant notified Landlord of its desire to sublet the Premises or permit another to make use thereof, at the same rental Tenant is obligated to pay to Landlord hereunder, or (b) terminate this Lease in the event of an assignment. In the event Landlord does not exercise the aforesaid rights within said thirty (30) days, Tenant may attempt to assign, sublet or permit use of this Lease or such space; provided that Tenant shall obtain the prior written consent of Landlord as set forth in Subsection A. above. In the event of a Tenant Default hereunder, Tenant hereby assigns to Landlord the Rent due from any assignee or subtenant and hereby authorizes each such party to pay said Rent to Landlord.
C.    [INTENTIONALLY OMITTED]
D.    Expenses and Profits; Effect of Consent:
(1)    In the event Landlord permits Tenant to assign or sublet all or a portion of the Premises to a third party, fifty percent (50%) of any sums that are paid by such third party for the right to occupy the Premises, in excess of (i) the Rent then in effect, and (ii) all reasonable out-of-pocket expenses actually incurred by Tenant for brokerage commissions, attorneys’ fees, advertising and marketing expenses and improvement allowances in connection with such subletting or assignment, shall be paid by Tenant to Landlord on a monthly basis as Additional Rent.
(2)    Tenant shall be responsible for all costs and expenses, including attorneys' fees, incurred by Landlord in connection with any proposed or purported assignment or sublease and an administrative fee of Two Thousand Five Hundred Dollars ($2,500.00).
(3)    The consent by Landlord to any assignment or subletting shall neither be construed as a waiver or release of Tenant from any covenant or obligation of Tenant under this Lease, nor as relieving Tenant from giving Landlord the aforesaid thirty (30) days notice of, or from obtaining the consent of Landlord to, any further assignment or subletting. The collection or acceptance of Rent from any such assignee or subtenant shall not constitute a waiver or release of Tenant from any covenant or obligation of Tenant under this Lease, except as expressly agreed by Landlord in writing.
E.    Permitted Assignments and Subletting: Notwithstanding the foregoing provisions of this Section 23, Landlord agrees that if (i) no default is then continuing beyond any applicable cure period, and (ii) the net worth, creditworthiness and liquidity factor of any Affiliate (as hereinafter defined) to which Tenant sells or assigns this Lease are all greater than or equal to seventy-five percent (75%) of the net worth, creditworthiness and liquidity factor of Tenant as of the date of execution of this Lease, then the provisions of this Section 23 (including, without limitation, Section 23.D.(2) hereinabove) shall not be applicable with regard to an assignment of this Lease or a subletting of the Premises to an Affiliate (as hereinafter defined), so long as (1) Tenant originally named herein shall remain primarily liable under this Lease, notwithstanding any such assignment or subletting (unless Tenant has merged into such entity, in which case such surviving entity shall assume all of the obligations of Tenant under this Lease), (2) no other or further assignment or subletting to other than an Affiliate (as hereinafter defined) shall be permitted without Landlord's prior written consent and (3) in the case of an assignment, the assignee executes an assignment and assumption agreement either in Landlord's then standard form or in a form reasonably acceptable to Landlord with respect to the assumption by the assignee of all of Tenant's then existing and future obligations under this Lease. An Affiliate, as used herein, shall be a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Tenant or any successor to Tenant by purchase, merger, consolidation or reorganization. "Control" as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract, or otherwise.

24.    TRANSFER BY LANDLORD.
Landlord (and any successor or affiliate of Landlord) may freely sell, assign or transfer all or any portion of its interest in this Lease or the Premises, the Building or the Land and, in the event of any such sale, assignment or transfer, shall be relieved of any and all obligations under this Lease from and after the date of the sale, assignment or transfer. From and after said date, Tenant shall be bound to such purchaser, assignee or other transferee, as the case may be, as though the latter had been the original Landlord hereunder, provided that the purchaser, assignee or transferee agrees to assume the obligations of Landlord hereunder.

25.    INABILITY TO PERFORM.
This Lease and Tenant's obligation hereunder shall in no way be affected, impaired or excused, nor shall Tenant have any claim against Landlord for damages, because Landlord, due to Unavoidable Delays, is unable to fulfill any of its obligations under this Lease, including, but not limited to, any obligations to provide any services, repairs, replacements, alterations or decorations or to supply any improvements, equipment or fixtures.

26.    ESTOPPEL CERTIFICATES.
Tenant shall, without charge, within ten (10) days after receipt of any request therefor, execute and deliver to Landlord a certificate stating: (i) whether this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect and setting forth all such modifications); (ii) whether there then exist any defenses against the enforcement of any right of Landlord hereunder (and, if so, specifying the same in detail); (iii) the dates to which rent and any other charges hereunder have been paid by Tenant; (iv) that Tenant has no knowledge of any then uncured defaults under this Lease (or, if Tenant has knowledge of any such defaults, specifying the same in detail); (v) that Tenant has no knowledge of any event that will or may result in the termination of this Lease (or if Tenant has such knowledge, specifying the same in detail); (vi) the address to which notices to Tenant are to be sent; and (vii) such other information as may be reasonably requested. It is understood that any such certificate may be relied upon by Landlord, any Mortgagee, prospective Mortgagee, Ground Lessor, prospective Ground Lessor, or purchaser or prospective purchaser of the Land or the Building.

27.    COVENANT OF QUIET ENJOYMENT.
Landlord covenants that it has the right to make this Lease and that, provided Tenant is not in Default of its obligations under this Lease, Tenant shall have the right, during the Term and subject to the provisions of this Lease, to quietly occupy and enjoy the Premises without hindrance by Landlord or its successors and assigns.

28.    WAIVER OF JURY TRIAL.
Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other with respect to any matter arising out of or connected with this Lease.

29.    BROKERS.
Landlord and Tenant each represents and warrants to the other that, except as hereinafter set forth, neither of them has employed any broker in procuring or carrying on any negotiations relating to this Lease. Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty. Landlord recognizes only Brookfield Properties Management LLC, as Landlord’s agent, as broker with respect to this Lease and agrees to be responsible for the payment of any leasing commissions owed to said broker. Tenant represents and warrants that it is not represented by a broker in connection with this Lease.

30.    CERTAIN RIGHTS RESERVED BY LANDLORD.
Landlord shall have the following rights, exercisable without notice, without liability for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off, abatement of Rent or otherwise:

A.    To change the Building's name or street address.
B.    To affix, maintain and remove any and all signs on the exterior and interior of the Building.
C.    To designate and approve, prior to installation, all window shades, blinds, drapes, awnings, window ventilators, lighting and other similar equipment to be installed by Tenant that may be visible from the exterior of the Premises or the Building.
D.    To decorate and make repairs, alterations, additions and improvements, whether structural or otherwise, in, to and about the Building and any part thereof, and for such purposes to enter the Premises, and, during the continuance of any such work, to close temporarily doors, entry ways, Common Areas in the Building and to interrupt or temporarily suspend Building services and facilities, all without affecting Tenant's obligations hereunder, as long as the Premises remain tenantable. Notwithstanding anything contained in this Lease to the contrary, Landlord may at any time elect to alter, rehabilitate, renovate or otherwise improve all or any portion of the Building, the Premises or property of which the Premises are a part so long as such construction does not substantially and unreasonably interfere with Tenant's access to, and use of, the Premises. Without limiting the generality of the foregoing, Tenant acknowledges that Landlord may undertake major renovations (including work with respect to the exterior façade, elevators, windows and columns and the construction of additional floors). In connection with any such work, Landlord may erect scaffoldings, sidewalk bridges, and other appurtenances. Tenant agrees not to interfere with such work, and that such alterations shall not constitute an actual or constructive eviction, in whole or in part, and, except as otherwise set forth herein, rent shall not abate while such work is being undertaken, nor shall Tenant have any claims against Landlord by reason of such work. Any elimination or shutting off of light, air, or view, or any noise in connection with any construction or related activities permitted by this Lease, shall in no way affect this Lease or impose any liability on Landlord. Landlord shall use commercially reasonable efforts to avoid unreasonably interfering with Tenant access and use of the Premises in connection with the foregoing work.
E.    To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided Tenant is not thereby excluded from uses expressly permitted herein.
F.    To alter, relocate, reconfigure and reduce the Common Areas of the Building, as long as the Premises remain reasonably accessible.
G.    To alter, relocate, reconfigure, reduce and withdraw the Common Areas located outside the Building, including parking and access roads, as long as the Premises remain reasonably accessible and Tenant’s allocation of parking permits as provided herein is not reduced.
H.    To erect, use and maintain pipes and conduits in and through the Premises.

31.    NOTICES.
No notice, request, approval, waiver or other communication which may be or is required or permitted to be given under this Lease shall be effective unless the same is in writing and hand-delivered, sent by registered or certified mail, return receipt requested, first-class postage prepaid, or sent with charges prepaid by a nationally recognized air courier service, addressed as follows:

If to Landlord:
BFP Potomac Tower Co. LLC
c/o Brookfield Properties Management LLC
750 Ninth Street, N.W.
Suite 700
Washington, D.C. 20001-4590
Attention: Director – Virginia

With copies to:
BFP Potomac Tower Co. LLC
c/o Brookfield Properties Management LLC
750 Ninth Street, N.W.
Suite 700
Washington, D.C. 20001-4590
Attention: Regional Counsel

If to Tenant:
MCG Capital Corporation
1001 19th Street, N
Suite 1001
Arlington, VA 22209
Attention: Mr. Keith Kennedy

or at any other address of which either party shall notify the other in accordance with this Section. Such communications, if sent by registered or certified mail, shall be deemed to have been given two (2) days after the date of mailing, or if sent by a nationally recognized air courier service, shall be deemed to have been given one (1) business day after the date of deposit of the notice with such service. If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective until a copy of same shall be sent to such Mortgagee in the manner prescribed in this Section at such address as such Mortgagee shall designate.

32.    MISCELLANEOUS PROVISIONS.
A.    Benefit and Burden: The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective successors and permitted assigns.
B.    Governing Law: This Lease shall be construed and enforced in accordance with the Laws of the jurisdiction in which the Building is located.
C.    No Partnership: Nothing contained in this Lease shall be deemed to create a partnership or joint venture between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.
D.    Delegation by Landlord: Wherever Landlord has the authority to take any action under this Lease, Landlord shall have the right to delegate such authority to others, and Landlord shall be responsible for the authorized actions of such agents, employees and others, to the same extent as if Landlord had taken such action itself.
E.    Tenant Responsibility for Agents: In any case where Tenant is responsible for performing or refraining from an act or for preventing an action or result from occurring, Tenant shall also be responsible for any actions taken or omitted by Tenant's agents, employees, business invitees, licensees, contractors, subtenants, family members, guests and any other individuals or entities present in the Building or on the Land at Tenant's invitation.
F.    Invalidity of Particular Provisions: If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be held invalid or unenforceable, the remaining provisions and the application of such invalid or unenforceable provisions to persons, entities and circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.
G.    Counterparts: This Lease may be executed in several counterparts, all of which shall constitute one and the same document.
H.    Entire Agreement: This Lease, and any exhibits and addenda attached hereto, embody the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease or in the exhibits or addenda shall be of any force or effect. No rights, privileges, easements or licenses are granted to Tenant hereby, except as expressly set forth herein.
I.    Amendments: This Lease may not be modified in whole or in part in any manner other than by an agreement in writing.
J.    Mortgagee's Performance: Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee.
K.    Limitation on Interest: In any case where this Lease provides for a rate of interest that is higher than the maximum rate permitted by law, the rate specified herein shall be deemed to equal, and the party designated as recipient of such interest shall be entitled to receive, the maximum rate of interest permitted by law.
L.    Remedies Cumulative: All rights and remedies of Landlord shall be cumulative and shall not be exclusive of any other rights or remedies of Landlord hereunder or now or hereafter existing at law or in equity.

M.    Annual Financial Statements: Not later than March 31 of each Fiscal Year during the Term, Tenant shall make available to Landlord an audited financial statement covering the preceding Fiscal Year, which has been prepared in accordance with generally accepted accounting principles by an independent certified public accountant. Unless Tenant otherwise notifies Landlord in writing, such financial statement shall have been filed with, and available to Landlord at, the website of the Securities and Exchange Commission (www.sec.gov).
N.    REIT Qualification: If  Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the Laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord's property manager, an independent contractor of Landlord or Landlord’s property manager (the "Service Provider").  If Tenant is subject to a charge under this Lease for any such service, then, at Landlord's direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against any charge for such service made by Landlord to Tenant under this Lease, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.
O.    Reasonableness Standard: If it is determined by a court of competent jurisdiction that Landlord acted unreasonably in its decision to refuse to consent or approve any item as to which Landlord has specifically agreed that its consent or approval shall not be unreasonably withheld, Tenant’s sole remedy shall be an order compelling Landlord to consent to or approve the matter in dispute and Tenant shall not be entitled to any monetary damages or any other form of relief.
P.    OFAC Provisions: Tenant represents and warrants the following:
(a) Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction , or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that this Lease is in violation of law, and (c) Tenant has implemented procedures, and will consistently apply those procedures, to ensure that the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.
(b) Tenant covenants and agrees (i) to comply with all Laws relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (iii) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this Lease, and (iv) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.
(c) Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Term shall be a material Default of this Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material Default of this Lease.
Q.    Landlord's Termination Right: If Tenant’s activities in the Premises results in a continuing or repeated, credible and significant threat of physical danger to other tenants and/or users of the Building, and Tenant is capable of controlling such threat, Landlord shall have the right to terminate this Lease upon ninety (90) days’ prior written notice to Tenant in which Landlord describes in reasonable detail the nature of the continuing or repeated, credible and significant threat of physical danger or such shorter notice period as may be required to avoid cancellation of Landlord’s insurance or an increase in Landlord’s insurance premium; provided, however, that such termination shall be void and of no force or effect if Tenant ceases the threatening activities prior to the expiration of such notice period or such threatening activities otherwise cease.

33.    LENDER APPROVAL.
[INTENTIONALLY OMITTED]

34.    PARKING.
Parking will be made available to Tenant pursuant to the provisions of Exhibit E attached hereto.

35.    SECURITY DEPOSIT.
A.    Amount and Uses: Landlord acknowledges receipt from Tenant of Fifty-Two Thousand Eighty-Three and 33/100 Dollars ($52,083.33) (the "Security Deposit"), to be held by Landlord as security for the payment of all Rent payable by Tenant and for the faithful performance by Tenant of all other obligations of Tenant under this Lease. Said Security Deposit shall be repaid to Tenant after the termination of this Lease (or any renewal thereof), provided Tenant shall have made all such payments and performed all such obligations hereunder. Landlord shall not be required to maintain the Security Deposit in a separate account. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord, and any such act shall be void. Landlord may, at Landlord's option, appropriate and apply the entire Security Deposit, or so much thereof as Landlord reasonably believes is necessary, to compensate Landlord for the payment of any past-due Rent and for loss or damage sustained by Landlord due to any Default. In the event Landlord appropriates or applies the Security Deposit in such a manner, Tenant, within five (5) days after notice thereof, shall pay to Landlord an amount sufficient to restore the Security Deposit to the original sum deposited. Tenant's failure to restore any such deficiency shall constitute a Default hereunder. In the event of bankruptcy or other debtor-creditor proceedings by or against Tenant, the Security Deposit shall be applied first to the payment of Rent due Landlord for all periods prior to the filing of such proceedings.
B.    Transferability: In the event of a sale or transfer of Landlord's interest in the Building or of the interest of any successor or assign of Landlord, Landlord (or such successor or assign) shall have the right to transfer the Security Deposit to any vendee or transferee and shall thereupon be released automatically from any liability therefor. Tenant shall look solely to the transferee for the return of the Security Deposit. No Mortgagee or purchaser of any or all of the Building at any foreclosure proceeding shall (regardless of whether the Lease is at the time subordinated to the lien of said Mortgage) be liable to Tenant or any other person for any of such Security Deposit, or any other payment made by Tenant hereunder, unless Landlord has actually delivered said deposit or other such sum to such Mortgagee or purchaser. In the event of any rightful and permitted assignment of Tenant's interest in this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no liability to the assignor with respect to the return of the Security Deposit.

36.    HAZARDOUS MATERIALS.
A.    Definition. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local Laws including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

B.    General Prohibition. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in under or about the Premises, the Building, or the Land (hereinafter referred to collectively as the "Property") by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including without limitation, attorneys', consultants', and experts' fees, court costs and amount paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of this prohibition by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees.
C.    Notice. In the event that Hazardous Materials are discovered upon, in, or under the Property, and any governmental agency or entity having jurisdiction over the Property requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Property by Tenant or its affiliates, agents, employees, contractors, subtenants, assignees or invitees but not those of its predecessors or of Landlord or Landlord’s employees, agents, contractors or representatives. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Property or any portion thereof without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Property or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Laws respecting Hazardous Materials; (iii) any claim made or threatened by any person against Tenant or the Property or any portion thereof relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on under or about or removed from the Property or any portion thereof, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Property or Tenant's use or occupancy thereof.
D.    Survival. The respective rights and obligations of Landlord and Tenant under this Section 36 shall survive the expiration or earlier termination of this Lease.

37.    RELOCATION OF TENANT.
[INTENTIONALLY OMITTED]

38.    NO RECORDATION.
Tenant shall not record or attempt to record this Lease or any memorandum hereof in any public records without the prior written approval of Landlord, which may be denied in Landlord's sole and absolute discretion. In the event that Landlord grants its approval to record this Lease or a memorandum hereof, Tenant shall pay all recordation fees, taxes and charges in connection with such recordation.

39.    OPTION TO RENEW.
A.    Renewal Term: Provided that (i) this Lease is in full force and effect as of the date of the Renewal Notice (as such term is hereinafter defined), (ii) at the time of exercise of this option or at the time of commencement of the Renewal Term (as defined herein) Tenant shall not be in Default of this Lease, and (iii) Tenant shall physically occupy one hundred percent (100%) of the initial Premises, the Tenant named in this Lease shall have one option to extend the Term of this Lease for an additional term of one (1) year (the “Renewal Term”) commencing on the day after the Lease Expiration Date. Tenant’s option with respect to the Renewal Term shall be exercisable by written notice (the “Renewal Notice”) to Landlord given not later than twelve (12) months prior to the Lease Expiration Date (i.e. no later than December 31, 2014). The Renewal Term shall constitute an extension of the initial Term of this Lease and shall be upon all of the same terms and conditions as the initial Term, except that (i) there shall be no further option to renew the Term of this Lease, (ii) Landlord shall not be required to furnish any materials or perform any work to prepare the Premises for Tenant’s occupancy and Landlord shall not be required to make any tenant allowance or reimburse Tenant for any Alterations made or to be made by Tenant, or grant to Tenant any rent concession, (iii) the Base Rent for the Renewal Term shall be as follows:

Renewal Term	Base Rent Per Square Foot Per Annum	Base Rent Per Annum	Monthly Base Rent
1/1/2016 – 12/31/2016	$50.00	$684,200.00	$57,016.67

(iv) Tenant shall not be obligated to pay Base Rent for the first two (2) months of the Renewal Term (i.e. 1/1/2016 – 2/29/2016), and (v) Landlord shall grant to Tenant an additional “rent credit” with respect to the third installment of Monthly Base Rent to be paid during the Renewal Term in the amount of Fifty-Two Thousand Sixteen and 67/100 Dollars ($52,016.67) so that Tenant’s first installment of Monthly Base Rent shall be reduced to Five Thousand and 00/100 ($5,000.00).

B.    Time is of the Essence. It is an express condition of the option granted to Tenant pursuant to the terms of this Section 39 that time is of the essence with respect to Tenant’s exercise of such option by the date specified in this Section 39.

--Signatures Appear on Following Page--

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

WITNESS:		LANDLORD:

BFP POTOMAC TOWER CO. LLC, a Delaware limited liability company

By:	/s/ Angela T. Johnson	By:	/s/ Gregory B. Meyer
		Name:	Gregory B. Meyer
		Its:	Sr. Vice President

By:	/s/ Lynn Morey	By:	/s/ Simon Carney
		Name:	Simon Carney
		Its:	Vice President and Regional Counsel

WITNESS/ATTEST:		TENANT:

MCG Capital Corporation, a Delaware corporation

By:		By:	/s/ Keith Kennedy
		Name:	Keith Kennedy
		Its:	EVP and Chief Financial Officer

80536/199129

EXHIBIT A

PREMISES

A-1

EXHIBIT A-1

SURRENDER SPACE

A-1-1

EXHIBIT B

DECLARATION BY LANDLORD AND TENANT
AS TO DATE OF DELIVERY AND ACCEPTANCE OF
POSSESSION, LEASE COMMENCEMENT DATE, ETC.

THIS DECLARATION made this            day of                            , 20     is hereby attached to and made a part of the Deed of Lease dated the           day of                         , 20     (the “Lease”), entered into by and between BFP POTOMAC TOWER CO. LLC, a Delaware limited liability company, as Landlord and MCG Capital Corporation, a Delaware corporation, as Tenant. All terms used in this Declaration have the same meaning as they have in the Lease.
(i)    As of the date hereof, the Lease is in full force and effect, and Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to said date;
(ii)    The Lease Commencement Date is hereby established to be December 1, 2014;
(iii)    The Rent Commencement Date is hereby established to be May 1, 2015; and
(iv)    The Lease Expiration Date is hereby established to be December 31, 2016, unless the Lease is sooner terminated pursuant to any provision thereof.

WITNESS:	LANDLORD:

BFP POTOMAC TOWER CO. LLC, a Delaware limited liability company

By:        By:
Name:
Its:

By:        By:
Name:
Its:

WITNESS/ATTEST:        TENANT:

MCG Capital Corporation, a Delaware corporation

By:        By:
Name:
Its:

[NOTE: NOT TO BE EXECUTED AT TIME OF EXECUTION OF LEASE]

B-1

EXHIBIT C

CLEANING SPECIFICATIONS

LAVATORIES:

Lavatories - Daily:

Wash:

a.    Shelves
b.    Brightwork (Handles, Piping, Hinges)
c.    Sinks
d.    Urinals
e.    Toilets
f.    Floors
g.    Tile Walls - Spot Clean
h.    Partitions and Legs
i.    Vents
j.    Receptacles
k.    Mirrors

Stock with supplies furnished by contractor:

a.    Handsoap
b.    Towels
c.    Tissue
d.    Sanitary Napkins
e.    Seat Covers

Polish to remove water spots:

a.    Brightwork
b.    Mirrors
c.    Shelves
d.    Partitions

LAVATORIES - SPECIAL INSTRUCTIONS

Tile Floors

Tile floors will be mopped daily using a germicidal detergent. Any stained areas will be machine scrubbed daily as required to maintain a uniform appearance. Floors will be stripped and waxed as needed.

Tile Walls

Tile walls will be spot cleaned with disinfectant. Walls will be completely cleaned monthly or as needed.

Partitions

Partitions will be entirely wiped clean daily. Supporting legs will be cleaned monthly or as needed.

Trash Receptacles

Trash will be removed daily. Plastic liners will be provided and changed daily in all types of receptacles.

Hand Soap Dispensers

Hand soap dispensers will be checked daily for adequate supply levels and will be filled as necessary.

C-1

Paper Supplies

All paper dispensers will be filled completely each night. In some areas, it may be necessary to place extra rolls of wrapped paper so that no shortages occur.

High Dusting

All high fixtures and lights will be dusted as needed.

Carpeted Floors

All carpeted bathroom areas will be vacuumed daily and shampooed as needed.

OFFICES, HALLWAYS, AND PUBLIC AREAS:

Waste Baskets - Daily

Waste baskets to be emptied daily. Plastic liners to be provided to tenant waste baskets and changed as needed. Only remove trash in waste can or clearly marked Atrash@.

Ashtrays - Daily

Ashtrays to be emptied and wiped clean daily. Sand levels will be maintained in cigarette urns.

Dusting - Daily

All furniture and flat surfaces will be dusted daily with a treated cloth. Desks and tables not cleared of paper and work materials will only be dusted where desk is exposed. Papers are not to be moved. Telephones, glass desk tops and tables will be damp wiped.

Spot Cleaning - Daily

All hand prints and spots will be removed from doors and light switches. Woodwork and interior glass will be spot cleaned as needed.

Vacuuming - Daily/Weekly

All rugs and carpets will be vacuumed daily in all traffic areas. Hard-to-reach spots, such as corners, under desks and chairs, behind plants, etc., shall be vacuumed weekly with accessory tools, with light furniture moved to accomplish cleaning.

Carpet Spot Cleaning - Daily

An effort will be made to remove carpet spots and stains.

Tile Floors - Daily

All tile floors will be dusted daily and mopped as needed. Extreme care shall be exercised in all mopping so as to avoid splashing walls, furniture, or carpet. All tile floors will be buffed as required to maintain a lustrous finish.

Water Coolers - Daily

Water coolers shall be cleaned and polished.

Main Lobby and Corridor Floors

Mop floors daily and buff as required to maintain a lustrous finish.

Elevators - Daily

Interior surfaces and all doors to be spot cleaned for fingerprints.

Entrance Door Glass - Daily

All entrance door glass shall be spot cleaned.

C-1

Stairways and Landings - Weekly

Spot cleaning of walls and doors will be done weekly. Handrails, ledges, fire points, and miscellaneous hardware will be cleaned weekly. Day porter will be responsible for sweeping and mopping stairwells and landings weekly.

Elevators - Monthly

Carpets will be shampooed as needed.

Glass Partitions and Doors - Monthly

All glass partitions and doors will be cleaned with ammonia using a squeegee, clean rag, or paper towels.

Air Conditioning Grills - Monthly

All areas around air conditioning and return air grills will be cleaned once each month or more often, if necessary. Care will be taken so as to prevent dirt from falling on floor or other surfaces.

Tile Floors - Monthly

Machine stripping and/or scrubbing shall be accomplished as needed to remove dirt-embedded finishes, stains, spillage and wax buildup. New wax and sealer, if required, will then be applied.

Venetian Blinds - Monthly

All venetian blinds will be dusted and/or damp wiped as needed.

Entrance Mats - Monthly

Entrance mats will be shampooed as needed.

High Dusting - Quarterly

Pipes, ledges, ceilings, sprinklers, moldings, picture frames, etc., will be dusted every three months or more frequently if necessary.

Lavatories - Quarterly

Strip and wax tile floors completely.

Carpet Shampooing - Annually

All carpeted public areas to be shampooed.

Special Floor Coverings - As Necessary

Parquet, quarry, ceramic, raised computer floors, and other special floor coverings will be treated with appropriate methods and materials.

Walls, Woodwork and Partitions - As Necessary

All walls and ceilings will be brushed down as necessary with approved wall duster or a vacuum cleaner.

C-1

EXHIBIT D

RULES AND REGULATIONS

The following rules and regulations have been formulated for the safety and well-being of all the tenants of the Building. Adherence to these rules and regulations by each and every tenant contributes to safe occupancy and quiet enjoyment of the Building. Any violation of these rules and regulations by any tenant which continues after notice from Landlord shall be a Default under such tenant's lease, at the option of Landlord.
Landlord may, upon request by any tenant, waive compliance by such tenant of any of the following rules and regulations, provided that (a) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (b) no such waiver shall relieve any tenant from the obligation to comply with such rule or regulation in the future, unless expressly consented to by Landlord, and (c) no such waiver granted to any tenant shall relieve any other tenant from the obligation of complying with said rule or regulation unless such other tenant has received a similar waiver in writing from Landlord.
1.    The sidewalks, entrances, passages, courtyards, elevators, vestibules, stairways, corridors, halls and other parts of the Building not occupied by any tenant (hereinafter "Common Areas") shall not be obstructed or encumbered by any tenant or used for any purposes other than ingress and egress to and from the tenant's premises. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the Common Areas by other tenants.
2.    No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of a tenant's premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, screens and other fixtures shall be of a quality, type, design and color acceptable to Landlord and shall be attached in a manner approved by Landlord.
3.    No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the tenant's premises or in the Building without the prior written consent of Landlord. In the event of any violation of the foregoing by any tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to the tenant or tenants responsible for violating this rule. All interior signs on the doors and directory tablet of the Building shall be inscribed, painted or affixed by Landlord at the expense of each tenant, and shall be of a size, color and style acceptable to Landlord.
4.    No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the Common Areas without the prior written consent of Landlord.
5.    The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. No tenant shall throw anything out of the doors or windows or down any corridors of stairs.
6.    There shall be no marking, painting, drilling into or other form of defacing of or damage to any part of a tenant's premises or the Building. No boring, cutting or stringing of wires shall be permitted. No tenant shall construct, maintain, use or operate within its premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system. Upon prior written approval by Landlord, a tenant may install Muzak or other internal music system within the tenant's premises if the music system cannot be heard outside of the premises.
7.    No tenant shall make or permit to be made any disturbing noises or disturb or interfere with the occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, tape recorder, whistling, singing or any other way.
8.    No bicycles, vehicles, animals, birds or pets of any kind shall be brought into or kept in or about a tenant's premises or in the Building.
9.    No cooking shall be done or permitted by any tenant on its premises, except that, with Landlord's prior written approval (including approval of plans and specifications therefor), a tenant may install and operate for convenience of its employees a lounge or coffee room with a microwave, sink and refrigerator; provided that in so doing the tenant shall comply with all applicable building code requirements and any insurance or other requirements specified by Landlord. No tenant shall cause or permit any unusual or objectionable odors to originate from its premises.
10.    No space in or about the Building shall be used for the manufacture, storage, sale or auction of merchandise goods or property of any kind.
11.    No tenant shall buy or keep in the Building or its premises any inflammable, combustible or explosive fluid, chemical or substance.
12.    No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress and egress. Each tenant shall, upon the termination of its tenancy, return to Landlord all keys used in connection with its premises, including any keys to the premises, to rooms and offices within the premises, to storage rooms and closets, to cabinets and other built-in furniture, and to toilet rooms, whether or not such keys were furnished by Landlord or procured by the tenant, and in the event of the loss of such keys, such tenant shall pay to Landlord the cost of replacing the locks. On termination of a tenant's lease, the tenant shall disclose to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, remaining in the premises.
13.    All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place in such manner and during such hours as Landlord may require. Landlord reserves the right (but shall not have the obligation) to inspect all freight brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations or any provision of any tenant's lease.
14.    Any person employed by any tenant to do janitorial work within the tenant's premises must obtain Landlord's approval prior to commencing such work, and such person shall comply with all instructions issued by the superintendent of the Building while in the Building. No tenant shall engage or pay any employees on the tenant's premises or in the Building, except those actually working for such tenant on said premises.
15.    No tenant shall purchase spring water, ice, coffee, soft drinks, towels or other like merchandise or service from any company or person who has, in Landlord's opinion committed violations of Building regulations or caused a hazard or nuisance to the Building and/or its occupants.
16.    Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation or desirability of the Building as a building for offices and, upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising.
17.    Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building's management or its agents. Landlord may at its option require all persons admitted to or leaving the Building to register between the hours of 6 p.m. and 8 a.m., Monday through Friday, and all times on Saturdays, Sundays and holidays. Each tenant shall be responsible for all persons for whom it authorized entry into the Building, and shall be liable to Landlord for all acts of such persons.
18.    Each tenant shall see that all lights are turned off before closing and leaving its premises at any time.
19.    The requirements of tenants will be attended to only upon application at the office of the Building. Building employees have been instructed not to perform any work or do anything outside of their regular duties, except with special instructions from the management of the Building.
20.    Canvassing, soliciting and peddling in the Building is prohibited, and each tenant shall cooperate to prevent the same.
21.    No water cooler, plumbing or electrical fixture shall be installed by tenant without Landlord's prior written consent.
22.    No hand trucks, except those equipped with rubber tires and side guards, shall be used to deliver or receive any merchandise in any space or in the Common Areas of the Building, either by tenant or its agents or contractors.
23.    Access plates to under floor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around the access plates.
24.    Mats, trash and other objects shall not be placed in the public corridors.
25.    At least once a year, each tenant at its own expense shall clean all drapes installed by Landlord for the use of the tenant and any drapes installed by the tenant which are visible from the exterior of the Building.

26.    Landlord shall not maintain suite finishes which are non-standard such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, Landlord shall arrange for the work to be done at tenant's expense.
27.    Landlord's employees are prohibited from receiving articles delivered to the Building and, if any such employee receives any article for any tenant, such employee shall be acting as the agent of such tenant for such purposes.
28.    No smoking shall be permitted in any of the Common Areas of the Building or in the tenant's premises. All cigarettes and related trash shall be disposed of in trash receptacles and not on the sidewalk, parking lot or grass.

EXHIBIT E

PARKING

1.    AVAILABILITY; RENT.

Landlord agrees that it will provide to Tenant permits to park twenty-three (23) automobiles, either in the garage of the Building or in a garage within five hundred (500) yards of the Building on a temporary basis (which shall in no event exceed thirty (30) days) to facilitate cleaning or repairs to the garage. Upon Tenant’s request to Landlord, two (2) of Tenant’s parking permits may be utilized for reserved parking in locations determined by Landlord in Landlord’s sole and absolute discretion. For each month during the Term, Tenant shall pay, directly to the garage operator for the use of such permits, an amount equal to the product obtained by multiplying: (i) the number of permits herein designated, by (ii) the rent for each such permit, as determined from time to time by Landlord or the garage operator. No specific parking spaces will be allocated for use by Tenant. Landlord reserves the right to institute either a valet or self-parking system; provided, however, that if at any time during the Term of the Lease Landlord provides to Tenant any additional permits, Landlord shall at all times have the right to reclaim such permits upon thirty (30) days notice to Tenant.

2.    REGULATIONS; LIABILITY.

Tenant and its employees, agents and invitees shall observe reasonable safety precautions in the use of the garage and shall at all times abide by all rules and regulations promulgated by Landlord and/or the garage operator governing use of the garage. Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobiles parked in the garage or to any personal property located therein, or for any injury sustained by any person in or about the garage.

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